Exhibit 99.1

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         Results of Operations 1994 Compared with 1993.

         Effective October 1, 1993, the Company changed its fiscal year from a twelve-month period ending August 31, to a twelve-month period ending September
30. The discussion which follows compares the results of operations for the 1994 fiscal year (October 1, 1993 to September 30, 1994) to those for the year ended August 31, 1993.

         Net sales and other revenues from continuing operations in fiscal 1994 were 10% higher than 1993 while operating earnings and pre-tax earnings from continuing operations showed increases of 63% and 103%, respectively. Major influences which impacted operating and pre-tax earnings from continuing operations for 1994 were a charge of $1.4 million for the uninsured portion of an earthquake loss incurred in the second quarter of fiscal 1994, and a gain recognized from the sale of investment securities of $5.1 million in the third and fourth quarters of fiscal 1994. See Note 12 of Notes to Consolidated Financial Statements. Major influences which impacted operating earnings and pre-tax earnings from continuing operations for 1993 were the unusual provisions totaling $35.5 million for the restructuring plan announced in September 1993 and the costs associated with the termination of the bid for Office Commercial Pharmaceutique recorded in the fourth quarter of fiscal 1993.

         Of the 10% increase in net sales and other revenues, approximately 1% in the aggregate is attributable to the acquisitions of Southeastern Hospital Supply Corporation ("Southeastern") in April 1994, Dr. T.C. Smith Company ("T.C. Smith") in November 1992 and Healthcare Distributors of Indiana, Inc. ("HDI") in January 1993. Approximately 9% of the net sales and other revenues increase reflects internal growth within the Company's existing pharmaceutical distribution business.

         Primary and fully diluted earnings per share from continuing operations both increased 93% compared to 1993. The average number of common and common equivalent shares outstanding increased 1% and decreased 7% for primary and fully diluted earnings per share computations, respectively. The uninsured earthquake-related charge and investment gain for 1994 referred to above were equivalent to $0.06 per fully diluted share from continuing operations. The unusual charge and costs referred to above for 1993 were equivalent to $0.56 per fully diluted share from continuing operations. See Note 12 of Notes to Consolidated Financial Statements. The decrease in the average number of common and common equivalent shares used for computing fully diluted earnings per share in 1994 was primarily due to the redemption of the Company's Liquid Yield OptionTM Notes ("LYONs") in February 1993.


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         Cost of sales increased 10% compared to 1993 due mainly to the
Company's increased sales levels. The overall gross margin as a percentage of net sales and other revenues decreased due to continued price competition and reduced opportunities for investment buying. In the pharmaceutical distribution industry, it has been customary to pass on to customers price increases from manufacturers. Investment buying enables distributors such as the Company to benefit from anticipated price increases. The rate or frequency of future price increases by manufacturers, or lack thereof, does influence the profitability of the Company. The effect of reduction in price increases in the comparison of fiscal 1994 to fiscal 1993 was partially offset by the use of the LIFO method of accounting for inventory costs.

         Management of the Company anticipates further downward pressure on gross margins in the Company's pharmaceutical distribution business during fiscal year 1995 because of continued price competition influenced by large buying groups, reduced opportunities for investment buying and continuing political pressures on the health care industry. The Company expects that these pressures on margins may be offset to some extent by continued reductions in distribution, selling, general and administrative expenses as a percentage of net sales and other revenues through improved operating efficiencies.

         Distribution, selling, general and administrative expenses, including the earthquake-related charge in 1994 and the unusual charges in 1993, decreased 9% over 1993, while net sales and other revenues increased 10% over the prior year. These expenses decreased as a percentage of net sales and other revenues from 5.3% in fiscal 1993 to 4.4% in fiscal 1994. The decrease in the current year reflects operating efficiencies achieved from the positive effects of the Company's restructuring plan adopted for its pharmaceutical distribution business in the fourth quarter of fiscal 1993 and the continuing consolidation of distribution divisions into larger regional distribution centers.

         Net interest expense, excluding the aforementioned unusual investment gain, increased from $22.7 million in 1993 to $23.0 million in 1994, primarily due to a lower cash investment base in 1994, partially offset by decreased interest on borrowings under the Credit Agreement.

         The extraordinary after-tax loss for fiscal 1993 of $2.6 million (net of the related income tax benefit of $1.8 million) was recorded in connection with the redemption of the LYONs due 2004 as reported in Note 2 of Notes to Consolidated Financial Statements.

         The effective tax rate for 1994 increased to 42.80% from 40.72% in 1993 reflecting, primarily, higher non-deductible goodwill amortization and lower non-taxable investment income in fiscal 1994.


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         In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which will require the Company to classify its investments in debt securities into three categories and to account for them as follows: (1) debt securities that the Company has the intent and ability to hold to maturity will be classified as "held-to-maturity securities" and reported at amortized cost; (2) debt securities that are bought and held principally for the purpose of selling them in the near term will be classified as "trading securities" and reported at fair value, with unrealized gains and losses included in earnings; and (3) debt securities not classified as held-to-maturity securities or trading securities will be classified as "available for sale securities" and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareowners' equity. This Statement became effective for the Company on October 1, 1994. It is expected that implementation will not result in any material change in the Company's consolidated financial position or results of operations.

         Inflation, while not as significant as in previous years, is a factor and the Company is continually seeking ways to manage its impact. The Company uses the LIFO method of accounting for inventory which reduces the effects of inflation by reporting the cost of products sold at approximate current cost. Management of the Company has successfully limited the impact of inflation on operating expense by improving productivity and increasing sales volume.


         Results of Operations 1993 Compared with 1992.

         Net sales and other revenues from continuing operations in fiscal 1993 were 35% higher than 1992 while operating earnings and pre-tax earnings from continuing operations showed decreases of 21% and 42%, respectively. Major influences which impacted operating earnings and pre-tax earnings from continuing operations for 1993 were the unusual provisions totaling $35.5 million for the restructuring plan announced in September 1993 and the costs associated with the termination of the bid for Office Commercial Pharmaceutique recorded in the fourth quarter of fiscal 1993.

         Of the 35% increase in net sales and other revenues, approximately 22% is attributable to the acquisition of Durr-Fillauer Medical, Inc. ("Durr") in September 1992 and approximately 6% in the aggregate is attributable to the acquisition of substantially all of the pharmaceutical distribution business of Owens & Minor, Inc., in February 1992 and the acquisitions of T.C. Smith and HDI in November 1992 and January 1993, respectively. Approximately 7% of the net sales and other revenues increase reflects internal growth within the Company's existing pharmaceutical distribution business.


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         Primary and fully diluted earnings per share from continuing operations decreased 44% and 42%, respectively, compared to 1992 on decreases of 4% and 12%, respectively, in the average number of common and common equivalent shares outstanding. The unusual charge and costs referred to above were equivalent to $0.56 per fully diluted share from continuing operations. See Note 12 of Notes to Consolidated Financial Statements. The decrease in the average number of common and common equivalent shares used for computing fully diluted earnings per share in 1993 was primarily due to the redemption of the Company's LYONs in February 1993.

         A major influence which impacted operating earnings and pre-tax earnings from continuing operations for 1992 was a provision of $8.0 million for probable losses recorded in the first quarter of fiscal 1992 in connection with credit extended to certain customers. This charge was equivalent to $0.11 per fully diluted share from continuing operations.

         Cost of sales increased 35% compared to 1992 due mainly to the Company's increased sales levels. The overall gross margin as a percentage of net sales and other revenues increased as a result of including the higher margins of Durr's medical supply business, partially offset by a decline in the Company's pharmaceutical distribution's gross margins. The decline in the Company's pharmaceutical distribution's gross margins was due to accelerated price competition and reduced opportunities for investment buying. In the pharmaceutical distribution industry, it has been customary to pass on to customers price increases from manufacturers. Investment buying enables distributors such as the Company to benefit from anticipated price increases. The rate or frequency of future price increases by manufacturers, or the lack thereof, does influence the profitability of the Company. The effect of reduction in price increases in the comparison of fiscal 1993 to fiscal 1992 was partially offset by the use of the LIFO method of accounting for inventory costs.

         Distribution, selling, general and administrative expenses including the restructuring charge increased 59% over 1992 while net sales and other revenues increased 35% over the prior year. These expenses increased as a percentage of net sales and other revenues from 4.5% in 1992 to 5.3% in 1993. Had the Company not recorded the above-mentioned $35.5 million pre-tax provisions in the fourth quarter of fiscal 1993, distribution, selling, general and administrative expenses during the current year would have been 4.8% of net sales and other revenues. Had the Company not recorded the above-mentioned $8.0 million pre-tax bad debt provision in the first quarter of fiscal 1992, distribution, selling, general and administrative expenses during the prior year would have been 4.4% of net sales and other revenues. The comparable figure of 4.8% in fiscal 1993 reflects a higher rate of distribution, selling, general and administrative expenses associated with Durr's medical supply business and $6.9 million of expenses attributable to the amortization of goodwill resulting from


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the Company's acquisition of Durr, partially offset by improvements in operating efficiencies.

         Net interest expense increased from $6.9 million in 1992 to $22.7 million in 1993, primarily due to interest on borrowings under the Credit Agreement as well as a lower cash investment base and lower short-term investment rates in 1993.

         Earnings from discontinued operations after taxes on income were $3.9 million in fiscal 1992 and relate to the discontinuance of Commtron Corporation ("Commtron"), the Company's former Home Entertainment business segment, as reported in Note 10 of Notes to Consolidated Financial Statements. The gain on disposition of Commtron of $4.0 million was recorded in the fourth quarter of fiscal 1992.

         The extraordinary after-tax loss for fiscal 1993 of $2.6 million (net of the related income tax benefit of $1.8 million) was recorded in connection with the redemption of the LYONs due 2004 as reported in Note 2 of Notes to Consolidated Financial Statements.

         The effective tax rate for 1993 increased to 40.72% from 36.49% in 1992 reflecting, primarily, higher non-deductible goodwill amortization and lower non-taxable investment income in fiscal 1993.

         During fiscal 1993, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosure of fair value of financial instruments recognized or not recognized in the balance sheet. See Note 13 of Notes to Consolidated Financial Statements.



Financial Condition.

         At September 30, 1994, capitalization consisted of 41% debt and 59% shareowners' equity, the same as at August 31, 1993. On October 7, 1994, the Credit Agreement was amended to, among other things, increase the maximum borrowing to $350 million and to extend the maturity date to September 15, 1997. Borrowings outstanding under the Credit Agreement were $40.0 million at September 30, 1994. There were no borrowings outstanding under the Credit Agreement at August 31, 1993. Cash and cash equivalents of $5.3 million at September 30, 1994 decreased from $55.0 million at August 31, 1993.

         On April 29, 1994, the Company acquired Southeastern, a medical supply distributor. The transaction included issuance of 784,793 shares, previously held as Treasury shares, of the Company's Class A Common Stock and the assumption of certain liabilities. See Note 4 of Notes to Consolidated Financial Statements.


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         Effective September 1, 1993 the Company adopted Statement of Financial
Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This Statement changed the Company's method of accounting for income taxes from the deferred method to an asset and liability method. The effect of initially adopting SFAS 109 was accounted for as a cumulative effect of an accounting change of $8.7 million, or $0.23 per share, recorded in September 1993. See Notes 1 and 7 of Notes to Consolidated Financial Statements.

         On September 1, 1993, the Company also adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106") which requires the cost of postretirement benefits other than pensions to be recognized on an accrual basis as employees
perform services to earn such benefits.   The Company had previously expensed
postretirement benefits as paid. The estimated transition obligation of the Company, which is the accumulated postretirement benefit obligation at the date of adoption, amounted to approximately $2.1 million. This obligation is being recognized over 20 years. The impact of the Company's adoption of SFAS 106 is to increase each future year's annual benefits expense (assuming amortization of the transition obligation over 20 years) by $275,000.

         During 1994, the Company incurred costs of approximately $13.1 million related to the restructuring plan announced in September 1993.

         Capital expenditures for 1994 were $24.9 million and related principally to the expansion of the Company into new locations, the expansion of existing locations, the acquisition of automated warehouse equipment and additional investments in data processing equipment. Capital expenditures for 1995 are estimated to be approximately $27 million and will include additional investments in data processing and automated warehouse equipment as well as investments related to the consolidation and relocation of existing locations.

         On February 24, 1994, in accordance with the provisions of the Recapitalization Plan approved by the Company's shareowners on January 31, 1989, all of the 100,492 then outstanding shares of the Company's Class B Stock were automatically converted into shares of the Company's Class A Common Stock at the stated conversion rate of 9.5285 shares of Class A Common Stock for each share of Class B Common Stock.

         Dividends on Class A and Class B Common Stock amounted to $17.0 million in 1994 compared to $14.5 million in 1993, and $14.9 million in 1992, reflecting, primarily, a 20% increase in the quarterly dividend rate on both the Class A and Class B Common Stock during the second quarter of fiscal 1994.
While the Company has no policy with regard to the payment of dividends, during the three-year period ended September 30, 1994, dividends have averaged 34% of


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earnings from continuing operations.

         The Company's working capital increased from $186.1 million at August 31, 1993 to $254.3 million at September 30, 1994 and represented 13% of total assets at September 30, 1994. The Company's current ratio was 1.21 at September 30, 1994, compared to 1.18 at August 31, 1993. Trade receivables outstanding were 19 days for both 1994 and 1993. The inventory turnover rate on a FIFO basis was 6.9 times for 1994 and 7.5 times for 1993.

         The Company believes that internally generated funds, funds available under the existing Credit Agreement and funds available under the existing shelf registration will be sufficient to meet anticipated cash and capital needs.





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